Exhibit 99.1

Innodata Reports Fourth Quarter and Fiscal Year 2020 Results

NEW YORK – March 11, 2021 – INNODATA INC. (NASDAQ: INOD) today reported results for the fourth quarter and the year ended December 31, 2020.

•	Total revenue was $15.3 million in the fourth quarter of 2020, a 5% increase from $14.6 million in the third quarter of 2020. Total revenue was $14.7 million in the fourth quarter of 2019.

•	Net income was $1.2 million in the fourth quarter of 2020, or $0.05 per basic share and $0.04 per diluted share, compared to a net income of $0.2 million, or $0.01 per basic and diluted share, in the third quarter of 2020 and a net loss of $0.5 million, or $(0.02) per basic and diluted share, in the fourth quarter of 2019.

•	Total revenue for the year ended December 31, 2020 was $58.2 million, an increase of 4% from $55.9 million in 2019.

•	Net income was $0.6 million, or $0.03 per basic share and $0.02 per diluted share, in the year ended December 31, 2020, compared to a net loss of $2.1 million, or $(0.08) per basic and diluted share, in 2019.

•	Cash and cash equivalents were $17.6 million at December 31, 2020 and $10.9 million December 31, 2019.

Amounts in this press release have been rounded. All percentages have been calculated using unrounded amounts.

Jack Abuhoff, CEO, said, “Despite the unprecedented disruptions in 2020, we were still able to grow our revenues and earnings, but more importantly, we are much better positioned entering this new year to show accelerating growth moving forward. Our confidence is underpinned by the fact that we are seeing a blue-sky growth trajectory in the industry segments we serve, and our offerings are seeing strong customer adoption. To take advantage of this opportunity we plan to significantly increase our sales and marketing team. Through most of 2020, we had 15 people in sales. Our 2021 budget, by contrast, calls for ending 2021 with a sales team of 98 in total. We are also investing in our proprietary technology solutions to maintain and enhance our product excellence and leadership as well as enable us to scale our business for growth.

I look forward to presenting additional context on our analyst call today.”

Timing of Conference Call with Q&A

Innodata will conduct an earnings conference call, including a question-and-answer period, at 11:00 AM eastern time today. You can participate in this call by dialing the following call-in numbers:

The call-in numbers for the conference call are:

1-800-289-0438	(Domestic)
1-323-794-2423	(International)

1-888-203-1112	(Domestic Replay)
1-719-457-0820	(International Replay)

Pass code on both: 8696893

It is recommended that participants dial in approximately 10 minutes prior to the start of the call.  Investors are also invited to access a live Webcast of the conference call at the Investor Relations section of www.innodata.com. Please note that the Webcast feature will be in listen-only mode.

Call-in or Webcast replay will be available for 30 days following the conference call.

About Innodata

Innodata (NASDAQ: INOD) is a leading data engineering company. Prestigious companies across the globe turn to Innodata for help with their biggest data challenges. By combining advanced machine learning and artificial intelligence (ML/AI) technologies, a global workforce of over 3,500 subject matter experts, and a high-security infrastructure, we’re helping usher in the promise of digital data and ubiquitous AI.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Words such as “project,” “believe,” “expect,” “can,” “continue,” “could,” “intend,” “may,” “should,” “will,” “anticipate,” “indicate,” “forecast,” “predict,” “likely,” “goals,” “estimate,” “plan,” “potential,” or the negatives thereof and other similar expressions generally identify forward-looking statements, which speak only as of the date hereof.

These forward-looking statements are based on management’s current expectations, assumptions and estimates and are subject to a number of risks and uncertainties, including without limitation, the expected or potential effects of the novel coronavirus (COVID-19) pandemic and the responses of governments, the general global population, our customers, and the Company thereto; that contracts may be terminated by clients; projected or committed volumes of work may not materialize; continuing Digital Data Solutions segment reliance on project-based work and the primarily at-will nature of such contracts and the ability of these clients to reduce, delay or cancel projects; the likelihood of continued development of the markets, particularly new and emerging markets, that our services support; continuing Digital Data Solutions segment revenue concentration in a limited number of clients; potential inability to replace projects that are completed, canceled or reduced; our dependency on content providers in our Agility segment; difficulty in integrating and deriving synergies from acquisitions, joint venture and strategic investments; potential undiscovered liabilities of companies and businesses that we may acquire; potential impairment of the carrying value of goodwill and other acquired intangible assets of companies and businesses that we acquire; changes in our business or growth strategy; a continued downturn in or depressed market conditions, whether as a result of the COVID-19 pandemic or otherwise; changes in external market factors; the ability and willingness of our clients and prospective clients to execute business plans that give rise to requirements for our services; changes in our business or growth strategy; the emergence of new or growth in existing competitors; various other competitive and technological factors; our use of and reliance on information technology systems, including potential security breaches, cyber-attacks, privacy breaches or data breaches that result in the unauthorized disclosure of consumer, client, employee or Company information, or service interruptions; and other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission.

Our actual results could differ materially from the results referred to in forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, uncertainty around the COVID-19 pandemic and the effects of the global response thereto and the risks discussed in Part I, Item 1A. “Risk Factors,” Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and other parts of our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 16, 2020, as updated or amended by our other filings with the Securities and Exchange Commission. In light of these risks and uncertainties, there can be no assurance that the results referred to in the forward-looking statements will occur, and you should not place undue reliance on these forward-looking statements. We undertake no obligation to update or review any guidance or other forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by the Federal securities laws.

Company Contact

Suzanne Srsich

Innodata Inc.

ssrsich@innodata.com

(201) 371-8033

Explanatory Note:

During the preparation of the September 30, 2020 condensed consolidated financial statements, management became aware of immaterial errors in the Company’s lease accounting for certain capital leases. Certain financial information for the year ended December 31, 2019 has been revised in the 2019 condensed consolidated financial statements of the Company due to the correction of these errors.

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per-share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenues:
Services and Solutions	$12,338	$11,845	$46,811	$45,114
SaaS Platforms	2,955	2,834	11,429	10,744
Total	15,293	14,679	58,240	55,858

Direct operating costs	9,303	9,179	38,350	37,167
Foreign exchange (gain) loss	(114)	(8)	48	158
	9,189	9,171	38,398	37,325
Gross Profit	6,104	5,508	19,842	18,533
Operating expenses:
Research and development	304	307	1,279	1,347
Selling and marketing	1,900	2,111	7,737	7,938
General and administrative	2,794	2,897	9,646	10,196
Interest expense, net	22	84	135	120
	5,020	5,399	18,797	19,601
Income (loss) before provision for income taxes	1,084	109	1,045	(1,068)
Provision for income taxes	(104)	598	401	1,091
Consolidated net income (loss)	1,188	(489)	644	(2,159)
Income (loss) attributable to non-controlling interests	2	(7)	27	(17)
Net income (loss) attributable to Innodata Inc. and Subsidiaries	$1,186	$(482)	$617	$(2,142)

Income (loss) per share attributable to Innodata Inc. and Subsidiaries:
Basic	$0.05	$(0.02)	$0.03	$(0.08)
Diluted	$0.04	$(0.02)	$0.02	$(0.08)
Weighted average shares outstanding:
Basic	25,143	25,490	24,607	25,774
Diluted	27,849	25,490	25,573	25,774

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$17,573	$10,874
Accounts receivable, net	10,048	9,723
Prepaid expenses and other current assets	4,240	3,407
Total current assets	31,861	24,004
Property and equipment, net	7,227	6,887
Right-of-use assets, net	6,610	7,005
Other assets	2,563	2,110
Deferred income taxes	2,187	1,906
Intangibles, net	4,656	5,477
Goodwill	2,150	2,108
Total assets	$57,254	$49,497

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable, accrued expenses and other	$4,925	$4,759
Accrued salaries, wages and related benefits	5,719	4,265
Income and other taxes	5,000	4,183
Current portion of long-term obligations	1,712	1,440
Operating lease liability - current portion	990	1,107
Total current liabilities	18,346	15,754
Deferred income taxes	44	363
Long-term obligations, net of current portion	6,282	4,534
Operating lease liability, net of current portion	6,332	6,731
Total liabilities	31,004	27,382
Non-controlling interests	(3,390)	(3,417)
STOCKHOLDERS' EQUITY	29,640	25,532
Total liabilities and stockholders’ equity	$57,254	$49,497

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED CASH FLOW INFORMATION

(Unaudited)

(In thousands)

	Year Ended December 31,
	2020	2019
Cash flows from operating activities:
Net income (loss)	$644	$(2,159)
Non-cash expenses:
Depreciation and amortization	2,266	2,697
Stock-based compensation	913	836
Deferred income tax	(618)	(313)
Pension amortization	791	335
Loss on disposal of property and equipment	48	-
Total	3,400	3,555
Changes in assets and liabilities	1,616	2,884
Cash flows from operating activities	$5,660	$4,280
Cash flows from investing activities	$(1,375)	$(1,667)
Cash flows from financing activities	$2,312	$(2,399)

INNODATA INC. AND SUBSIDIARIES

CONSOLIDATED REVENUE

(Unaudited)

(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Revenue
DDS	$11,190	$10,818	$41,983	$41,172
Synodex	1,148	1,027	4,828	3,942
Agility	2,955	2,834	11,429	10,744
Total Revenue	$15,293	$14,679	$58,240	$55,858